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                                                                   EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated November 28, 1995 (except for this Note B, as to which the date is December 12, 1995), accompanying the consolidated financial statements and schedule included in the Annual Report of Unitel Video, Inc. on Form 10-K for the year ended August 31, 1995 which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement of Unitel Video, Inc.


/s/ Grant Thornton LLP
GRANT THORNTON LLP




New York, New York
January 31, 1996